Exhibit 8.1

Significant Subsidiaries of the Registrant

Place of Incorporation
Subsidiaries
Yintech Gold Company Limited	British Virgin Islands
Yintech Enterprise Company Limited	British Virgin Islands
Yintech Frontier Company Limited	British Virgin Islands
Yintech Elements Company Limited	British Virgin Islands
Gold Master (HK) Company Limited	Hong Kong
Yintech Enterprise (HK) Company Limited	Hong Kong
Yintech Frontier (HK) Company Limited	Hong Kong
Yintech Elements (HK) Company Limited	Hong Kong
Shanghai Ming Qin Information Technology Co., Ltd.	People’s Republic of China
Shanghai Yin Tian Xia Investment Group Co., Ltd.	People’s Republic of China
Shanghai Li Xian Information Technology Co., Ltd.	People’s Republic of China
Shanghai Xie Luo Information Technology Co., Ltd.	People’s Republic of China
Shanghai Gold Master Internet Financial Information Services Co., Ltd..	People’s Republic of China
Tianjin Rong Jin Hui Yin Precious Metal Management Co., Ltd.	People’s Republic of China
Guangdong Sheng Ding Precious Metal Management Co., Ltd.	People’s Republic of China
Shanghai Jin Dou Information Technology Co., Ltd.	People’s Republic of China
Shanghai Yin Tian Xia Technology Co., Ltd.	People’s Republic of China
Shanghai Da Xiang Ping Tai Financial Information Services Co., Ltd.	People’s Republic of China
Shanghai Yin He You Information Technology Co., Ltd.	People’s Republic of China
Guangdong Jin Xiang Yin Rui Precious Metal Management Co., Ltd.	People’s Republic of China
Yin Ru Yi (Tianjin) Precious Metal Management Co., Ltd.	People’s Republic of China
Shanghai Gold Master Internet Technology Co., Ltd.	People’s Republic of China

Variable Interest Entity
Shanghai Ran Yu Information Technology Co., Ltd.	People’s Republic of China